CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EA Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 13, 1998 included in EA Industries, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our firm included in or made a part of this registration statement.

                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey